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                                                                    PWRW&G DRAFT
                                                                         6/24/96









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                           CONTRIBUTION AND ASSUMPTION

                                    AGREEMENT

                                  by and among

                             NATIONAL PROPANE, L.P.,
                          NATIONAL PROPANE CORPORATION,
                           NATIONAL PROPANE SGP, INC.

                                       and

                        NATIONAL SALES AND SERVICE, INC.

                           Dated as of July [ ], 1996

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                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

1.    Definitions..................................................    1

2.    Contribution Transactions....................................    8
      2.1   Contribution to the Partnership........................    8
      2.2   Contribution to the Partnership Subsidiary..............   9
      2.3   Assumption of Liabilities................................ 10
      2.4   Effect of Contributions.................................. 10
      2.5   Order of Contributions................................... 11

3.    Miscellaneous Provisions Relating to Transfer of Assets........ 11
      3.1   Nonassignability of Assets............................... 11

4.    Indemnification................................................ 12
      4.1   Exculpation and Indemnification by the Transferors....... 12
      4.2   Exculpation and Indemnification by the Partnership....... 13
      4.3   No Effect on Other Agreements............................ 14

5.    Title Matters.................................................. 14
      5.1   Encumbrances............................................. 14
      5.2   Disclaimer of Warranties; Subrogation; Waiver of Bulk
               Sales Laws............................................ 14

6.    Miscellaneous.................................................. 15
      6.1   Costs.................................................... 15
      6.2   Headings; References; Interpretation..................... 16
      6.3   Successors and Assigns................................... 16
      6.4   No Third Party Rights.................................... 16
      6.5   Counterparts............................................. 16
      6.6   Governing Law............................................ 16
      6.7   Severability............................................. 16
      6.8   Deed; Bill of Sale; Assignment........................... 17
      6.9   Amendment or Modification................................ 17
      6.10  Integration.............................................. 17



Exhibits

A     Form of Agency Agreement





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B     Form of Assignment and Assumption Agreement
C     Form of Assignment and Assumption Agreement--Service Assets
D     Form of Assignment and Assumption of Leases
E     Form of Subsidiary Services Agreement
F     Form of Trademark Assignment
G     Form of Deed

Schedules

1.1   Assets
1.2   Excluded Assets
1.3   Excluded Liabilities
1.4   Service Assets






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     This CONTRIBUTION AND ASSUMPTION AGREEMENT, dated as of July __, 1996, is entered into by and among NATIONAL PROPANE, L.P., a Delaware limited partnership (the "Partnership"), NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Managing General Partner"), NATIONAL PROPANE SGP, INC., a Delaware corporation and formerly known as All Seasons Propane, Inc. (the "Special General Partner"), and NATIONAL SALES AND SERVICE, INC., a Delaware corporation (the "Partnership Subsidiary").

                                    RECITALS

     WHEREAS, the Managing General Partner and the Special General Partner, as the general partners and limited partners, and National Propane Partners, L.P. ("Nat Pro"), as limited partner, have heretofore formed the Partnership pursuant to the Revised Uniform Limited Partnership Act (the "Delaware Act") for the purpose of acquiring, owning and operating the Assets and the Business (as hereinafter defined);

     WHEREAS, the Managing General Partner has heretofore contributed $[ ] and the Special General Partner has heretofore contributed $[ ] to the Partnership in exchange for a 2.0956% general partner interest therein issued to each, a __% limited partner interest therein issued to the Managing General Partner and a __% limited partner interest therein issued to the Special General Partner, and Nat Pro has heretofore contributed $[ ] to the Partnership in exchange for a 0.0001% limited partner interest therein;

     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the parties to this Agreement undertake and agree as follows:

     1. Definitions.

     The following capitalized terms shall have the meanings given below.

     "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding anything contained in this definition to the contrary, the term Affiliate, (i) with respect to the Partnership, shall not include the Managing General Partner, the Special General Partner or Triarc (or their respective Affiliates determined without regard to the Partnership), and
(ii) with respect to the Managing General Partner, the Special General Partner or Triarc, shall not include the Partnership (or its Affiliates determined without regard to the Managing General Partner, the Special General Partner or Triarc).


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     "Agency Agreement" means the Agency Agreement between the Partnership and the applicable Transferor, dated as of the Closing Date, relating to the servicing by the Partnership as an agent of the Managing General Partner of certain contracts that would (but for Section 3.1) be part of the Assets, in substantially the form attached hereto as Exhibit A.

     "Agreement" means this Contribution and Assumption Agreement, as it may be amended, supplemented or restated from time to time.

     "Assets" has the meaning assigned to such term in Schedule 1.1 to this Agreement.

     "Assignment and Assumption Agreement" means each Bill of Sale, Assignment and Assumption Agreement, dated as of the Closing Date, between the applicable Transferor and the Partnership, in substantially the form attached hereto as Exhibit B.

     "Assignment and Assumption Agreement--Service Assets" means the Bill of Sale, Assignment and Assumption Agreement, dated as of the Closing Date, between the Partnership or the applicable Transferor and the Partnership Subsidiary, in substantially the form attached hereto as Exhibit C.

     "Assignment and Assumption of Leases" means one or more Agreements of Assignment and Assumption of Leases with respect to the transfer of leased real property, in substantially the form attached hereto as Exhibit D.

     "Assumed Existing Bank Debt" means the aggregate principal amount, accrued interest and other amounts, fees and expenses payable under the Existing Credit Facility.

     "Assumed Liabilities" means and includes all of the liabilities or obligations of the Managing General Partner or the Special General Partner or their past, present or future Affiliates arising from or relating to the Assets or the operation of the Business (whether or not in the ordinary course), of every kind, character and description, (a) whether matured or unmatured, known or unknown, choate or inchoate, fixed or contingent, or liquidated or unliquidated, (b) whether arising out of circumstances prior to, on or subsequent to the Closing Date, (c) whether or not reflected on the books and records of the Managing General Partner or the Special General Partner as of the Effective Time, (d) regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by the Managing General Partner or the Special General Partner or any of their Affiliates, (e) regardless of where or against whom such obligations or liabilities are asserted or determined and (f) regardless of whether asserted or determined prior to, on or subsequent to the Effective Time, excluding, however, any liabilities or obligations to the extent that they constitute Excluded Liabilities. For the avoidance


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of doubt, the Assumed Liabilities shall include, without limitation, (i) all
Partnership Liabilities, (ii) the Assumed Existing Bank Debt, (iii) the Notes and (iv) other than the Excluded Liabilities, all liabilities or obligations arising out of or relating to any business previously conducted or owned by the Managing General Partner or the Special General Partner (or any predecessor of the Managing General Partner or the Special General Partner).

     "Bank Credit Facility" means the Credit Agreement, dated as of June __, 1996, by and among the Partnership and The First National Bank of Boston, as administrative agent, BA Securities, Inc., as syndication agent, and the financial institutions listed therein, providing for borrowings under the working capital facility in an aggregate principal amount of up to $15 million and borrowings under the acquisition and expansion facility in an aggregate principal amount of up to $40 million.

     "Bank Credit Facility Expenses" means all commissions, fees and other out-of-pocket expenses (including fees and expenses of accountants, attorneys, consultants or other agents) incurred, paid or payable by the Partnership to the administrative agent, co-agent, lenders or other Persons in connection with the Bank Credit Facility.

     "Business" means the businesses currently or previously conducted by the Managing General Partner or the Special General Partner (including any businesses conducted by any predecessor of the Managing General Partner or the Special General Partner).

     "Commitment" has the meaning assigned to such term in Section 4.1(a) of this Agreement.

     "Delaware Act" has the meaning assigned to such term in the Recitals to this Agreement.

     "Effective Time" means a time mutually agreed upon among the Partnership and Managing General Partner.

     "Excluded Assets" has the meaning assigned to such term in Schedule 1.2 to this Agreement.

     "Excluded Liabilities" has the meaning assigned to such term in Schedule
1.3 to this Agreement.

     "Existing Credit Facility" means the Revolving Credit and Term Loan Agreement, dated as of October 7, 1994, as amended, among the Managing General Partner, the Bank of New York, as Administrative Agent, certain co-agents and the several lending institutions party thereto.


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     "General Partner Interest" shall mean, with respect to the Partnership, an interest in the profits, losses and capital of the Partnership that provides the holder thereof with the rights and obligations of a general partner in accordance with the Partnership Agreement.

     "General Partner Parties" means the Managing General Partner, the Special General Partner and any of their Affiliates (including, without limitation, Triarc), and (unless such Persons are Partnership Parties) any of their respective directors, shareholders, partners, members, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees.

     "Interests" has the meaning assigned to such term in Section 3.1(a).

     "Laws" means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders or decrees of a court or other governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

     "Litigation and Claims" means litigation pending or threatened or claims alleged against any of the General Partner Parties or any of the Partnership Parties, including, without limitation, civil and criminal actions, workers' compensation proceedings, administrative and regulatory proceedings, investigations, audits, inquiries, demands, claims (including any title claims relating to real properties) and threatened actions.

     "LP Interest" shall mean, with respect to the Partnership, an interest in the profits, losses and capital of the Partnership that provides the holder thereof with the rights and obligations of a limited partner in accordance with the Partnership Agreement.

     "Managing General Partner" has the meaning assigned to such term in the opening paragraph of this Agreement.

     "Net Note Proceeds" means the $125 million in gross proceeds received by the Managing General Partner in connection with the Note Offering, less the Note Offering Expenses and less $59.3 million that is distributed by the Managing General Partner to its shareholder.

     "New Litigation" has the meaning assigned to such term in clause (b) of the definition of Partnership Liabilities.

     "Note Offering" means the offer and sale of the Notes pursuant to the Note Purchase Agreements.


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     "Note Offering Expenses" means all commissions, fees and other out-of-pocket expenses (including fees and expenses of accountants, attorneys, consultants or other agents) incurred, paid or payable by the Managing General Partner or the Partnership to the placement agent or other Persons in connection with the Note Offering.

     "Note Purchase Agreements" means the note purchase agreements, each dated as of June __, 1996, between the Managing General Partner and the lenders named therein, relating to the Note Offering, as assigned to and assumed by the Partnership.

     "Notes" means the First Mortgage Notes issued by the Managing General Partner in the Note Offering pursuant to the Note Purchase Agreements, and assumed by the Partnership.

     "Partnership" has the meaning assigned to such term in the opening paragraph of this Agreement.

     "Partnership Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

     "Partnership Damages" has the meaning assigned to such term in Section 4.1 of this Agreement.

     "Partnership Liabilities" means and includes:

          (a) all obligations, liabilities, costs and expenses with respect to health, safety, environmental conditions of any nature (including indoor and outdoor air conditions), natural resource damages, personal injury, property damage, employment, benefits, compensation, pension rights, claims arising out of contracts, intellectual property rights, product liability, warranty, merchantability or fitness for any particular purpose of goods, conformity of goods to contractual requirements, deceptive trade practice, misrepresentation, fraud or any other alleged or actual breach or violation of any obligation or requirement arising out of or associated with the Assets or the operation of the Business, including, without limitation, (A) all product warranty obligations with respect to products developed, produced, manufactured, marketed, used, distributed or sold by the Business ("Company Products"), whether shipped prior to, on or subsequent to the Closing Date, and (B) all liabilities resulting from claims for real or alleged property damage, personal injury or consequential damage which is caused or alleged to have been or to be caused by any defect in or breach of warranty related to any Company Product or otherwise relating to the Assets;


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          (b) all obligations, liabilities, costs and expenses arising out of or relating to any Litigation and Claims pending as of the Effective Time against the Managing General Partner, the Special General Partner, the Partnership and/or any of their respective subsidiaries or Affiliates ("Pending Litigation") and all Litigation and Claims brought, threatened or alleged against the Managing General Partner, the Special General Partner, the Partnership or any of their respective subsidiaries or Affiliates after the Closing Date ("New Litigation"), in each case if and solely to the extent that such Litigation and Claims (in whole or in part) arise out of or are associated with, or are alleged (regardless of the Person named in the allegation or complaint) to arise out of, relate to or be associated with the Assets or the operation of the Business;

          (c) all obligations, liabilities, costs, and expenses (including, without limitation, all fines or penalties or costs of closure, investigation and feasibility studies, attorney or consultant fees or remediation costs) of the Managing General Partner, the Special General Partner, the Partnership or any of their respective subsidiaries or Affiliates, arising under any federal, state, local or foreign statutes, laws (including common law), codes, rules, regulations, policies or guidelines or any administrative or judicial interpretations thereof relating to the environment, natural resources and public or employee health and safety arising out of or relating to, or alleged to arise out of or relate to, the Assets or the operation of the Business;

          (d) all obligations, liabilities, costs and expenses arising out of or relating to any Litigation and Claims brought after the Closing Date against the Managing General Partner, the Special General Partner, the Partnership, or their respective subsidiaries or Affiliates by employees of the Managing General Partner, the Special General Partner, or the Partnership or any of their respective subsidiaries or Affiliates, claiming that they suffered personal injuries of any kind, whether prior to, on or subsequent to the Closing Date, arising out of, relating to or alleged to arise out of, or relate to, the Assets or the operation of the Business;

          (e) all obligations, liabilities, costs, and expenses of the Managing General Partner, the Special General Partner or any of their subsidiaries or Affiliates in any instance where the Partnership is operating as agent, or subcontractor or in a similar capacity with respect to contracts, permits, licenses or other Commitments that are associated with the Assets or the operation of the Business (regardless of whether a third party consent to assignment or transfer as part of the transactions contemplated by this Agreement has been sought or obtained); and

          (f) all obligations, liabilities, costs and expenses of the Managing General Partner, the Special General Partner or any of their


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     subsidiaries or Affiliates in respect of any letters of credit, guaranties, surety bonds or other credit enhancement arrangements arising out of or relating to the Assets or the Business, including, without limitation, any such arrangements provided in respect of Interests or any permit or license; and

          (g) all liabilities with respect to taxes of any kind whatsoever, including interest, penalties and additions to tax, with respect thereto, other than income taxes in excess of the accrued payable.

     "Partnership Parties" means the Partnership and any direct or indirect subsidiary or Affiliate of the Partnership, and any of their respective directors, shareholders, partners, members, officers, employees, agents, consultants, customers, representatives, successors, transferees or assignees.

     "Partnership Subsidiary" has the meaning assigned to such term in the opening paragraph of this Agreement.

     "Party" means each of the Persons who are signatories to this Agreement.

     "Pending Litigation" has the meaning assigned to such term in clause (b) of the definition of Partnership Liabilities.

     "Percentage Interests" has, with respect to the Partnership, the meaning assigned to such term in the Partnership Agreement.

     "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     "Service Assets" means that portion of the Assets that are described in
Schedule 1.4 hereto.

     "Special General Partner" has the meaning assigned to such term in the opening paragraph of this Agreement.

     "Subsidiary Employees" means those former employees of the Managing General Partner hired by the Partnership Subsidiary.

     "Subsidiary Services Agreement" means the Subsidiary Services Agreement, dated as of the Closing Date, between the Managing General Partner and the Partnership Subsidiary, providing for, among other items, the Managing General Partner to provide certain management and other services to the Partnership Subsidiary, in substantially the form attached hereto as Exhibit E.


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     "Trademark Assignment" means an instrument of transfer with respect to the trademarks to be transferred pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto.

     "Transaction Documents" means this Agreement, the Partnership Agreement, the Subsidiary Services Agreement, the Note Purchase Agreements and the Bank Credit Facility.

     "Transfer Expenses" means all out-of-pocket expenses, fees and costs, including, without limitation all sales, use and similar taxes and documentary, filing, recording, transfer, deed or conveyance fees or taxes, in each case, that are incurred or proposed to be incurred in connection with the contributions, conveyances and deliveries to be made hereunder.

     "Transferor" means the Managing General Partner or the Special General Partner as transferor of the Assets to the Partnership or the Partnership Subsidiary.

     2. Contribution Transactions.

          2.1 Contribution to the Partnership.

               (a) (i) the Managing General Partner hereby grants, contributes, bargains, sells, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the Assets held by it (including, without limitation, the Net Note Proceeds other than that portion thereof that is included in the Excluded Assets) in exchange for (A) the consideration stated in Section 2.1(b), (B) the assumption of the Assumed Liabilities by the Partnership as provided in Section 2.3(a), and (C) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged; and

               (ii) The Special General Partner hereby grants, contributes, bargains, sells, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the Assets held by it in exchange for
(A) the consideration stated in Section 2.1(b), (B) the assumption of the Assumed Liabilities by the Partnership as provided in Section 2.3(a), and (C) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     TO HAVE AND TO HOLD the Assets unto the Partnership, its successors and assigns, together with all and singular the rights and appurtenances thereto in any way belonging, subject, however, to the terms and conditions stated in this Agreement, forever.


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               (b) (i) In consideration for the contribution by the Managing
General Partner of the Assets held by it to the Partnership, the Partnership hereby maintains the Managing General Partner's LP Interests in the Partnership with a Percentage Interest of ______% and maintains the Managing General Partner's General Partner Interest in the Partnership with a Percentage Interest of 2.0956%.

               (ii) In consideration for the contribution by the Special General Partner of the Assets held by it to the Partnership, the Partnership hereby maintains the Special General Partner's LP Interests in the Partnership with a Percentage Interest of __% and maintains the Special General Partner's General Partner Interest in the Partnership with a Percentage Interest of 2.0956%.

               (c) To further evidence the conveyance of the Assets, the General Partner has executed and delivered to the Partnership (and the Partnership Subsidiary if the Partnership has directed the Managing General Partner to transfer the Service Assets directly to the Partnership Subsidiary as provided in the last sentence of Section 2.2(a)), the Deeds substantially in the form attached hereto as Exhibit G relating to any owned real property included in the Assets, the Assignment and Assumption of Leases relating to any leased real property included in the Assets, the Assignment and Assumption Agreements, and the Trademark Assignment, all of which are subject to this Agreement.

          2.2 Contribution to the Partnership Subsidiary.

               (a) Immediately after the completion of the transactions provided for in Section 2.1, the Partnership hereby grants, contributes, bargains, sells, conveys, assigns, transfers, sets over and delivers to the Partnership Subsidiary, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the Service Assets in exchange for
(i) the assumption of all liabilities relating thereto as provided in Section 2.3(b) and (ii) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the Partnership Subsidiary hereby accepts the Service Assets as a contribution to the capital of the Partnership Subsidiary. The Partnership may, in its sole discretion, direct the Managing General Partner to transfer the Service Assets directly to the Partnership Subsidiary; provided, however, that any such transfer shall not relieve the Partnership of any of its obligations under this Agreement (including, without limitation, the obligation to assume the Assumed Liabilities and to indemnify the General Partner Parties).

     TO HAVE AND TO HOLD the Service Assets unto the Partnership Subsidiary, its successors and assigns, together with all and singular the rights and appurtenances thereto in any way belonging, subject, however, to the terms and conditions stated in this Agreement, forever.


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               (b) To further evidence the conveyance of the Service Assets, the
Partnership (or the Managing General Partner) has executed and delivered to the Partnership the Deeds substantially in the form of Exhibit G relating to any owned real property included in the Service Assets and the Partnership (or the Managing General Partner) and the Partnership Subsidiary have executed and delivered the Assignment and Assumption Agreement--Service Assets.

          2.3 Assumption of Liabilities.

               (a) In connection with the contribution and transfer of the Assets to the Partnership, the Partnership hereby assumes and agrees to duly and timely pay, perform and discharge the Assumed Liabilities, including, without limitation, the Notes and the Assumed Existing Bank Debt, to the full extent that the Managing General Partner or the Special General Partner has been heretofore or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay, perform and discharge the Assumed Liabilities; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Assumed Liabilities shall not increase the obligation of the Partnership with respect to the Assumed Liabilities beyond that of the Managing General Partner or the Special General Partner, waive any valid defense that was or in the future may be available to the Managing General Partner or the Special General Partner with respect to the Assumed Liabilities or enlarge any rights or remedies of any third party under any of the Assumed Liabilities.

               (b) In connection with the contribution and transfer of the Service Assets to the Partnership Subsidiary, the Partnership Subsidiary hereby assumes and agrees to duly and timely pay, perform and discharge the Assumed Liabilities arising out of or related to the Service Assets to the full extent that the Partnership has been heretofore or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay, perform and discharge such Assumed Liabilities; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge such Assumed Liabilities shall not increase the obligation of the Partnership Subsidiary with respect to the Assumed Liabilities beyond that of the Partnership, waive any valid defense that was or in the future may be available to the Partnership with respect to the Assumed Liabilities or enlarge any rights or remedies of any third party under any of the Assumed Liabilities.

          2.4 Effect of Contributions. The contributions provided for in this
Section 2 shall be effective for all purposes as of the Effective Time in the order described in Section 2.5. At the Effective Time, and after giving effect to all of the transactions contemplated by this Section 2 and the Transaction Documents, (a) the Managing General Partner shall continue to own (i) a General Partner Interest in the Partnership with a Percentage Interest of 2.0956% and
(ii) an LP Interest in the Partnership with a Percentage Interest of ______%,
(b) the Special General Partner


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shall continue to own (i) a General Partner Interest in the Partnership with a
Percentage Interest of 2.0956% and (ii) an LP Interest in the Partnership with a Percentage Interest of ______% and (c) Nat Pro shall continue to own an LP Interest in the Partnership with a Percentage Interest of 0.0001%.

          2.5 Order of Contributions. The transactions described in Sections 2.1 and 2.3 shall occur simultaneously with one another. The transactions described in Sections 2.2 and 2.3 shall occur simultaneously with one another and shall occur immediately after completion of the transactions described in Section 2.1.

     3. Miscellaneous Provisions Relating to Transfer of Assets.

          3.1 Nonassignability of Assets.

               (a) To the extent that any lease, contract, license, permit, agreement, sales or purchase order, commitment, property interest, qualification or other assets described in this Agreement as being sold, assigned, transferred or conveyed to the Partnership (the "Commitments") or any claim, right or benefit arising thereunder or resulting therefrom (collectively with the Commitments, the "Interests"), is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof or the other party thereto, or any third person (including a government or governmental authority), or if such sale, assignment, transfer or conveyance or attempted sale, assignment, transfer or conveyance would be invalid, would destroy or eliminate the Interests related thereto, or would constitute a breach of a Commitment or a violation of any Law, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted sale, assignment, transfer or conveyance thereof in the absence of such approval, consent or waiver. The obligations of the Partnership and the Transferor with respect to such Interests will be governed by clause (b) hereof.

               (b) The Parties hereto undertake to co-operate in good faith to ensure that they do such acts and things as may be reasonably necessary to complete the transfer of the Business. At all times after the date of this Agreement, the Parties shall do such acts and things as may be reasonably required for the purpose of giving to the Parties hereto the full benefit of all the provisions of this Agreement in respect of the Interests, including using their reasonable best efforts in order that any necessary third party shall execute such documents and do such acts and things as may be reasonably required for such purpose. The Transferor and the Partnership will use their reasonable best efforts to obtain any consent, substitution, approval or amendment required to novate, reissue or assign all Commitments; provided, however, that neither the Transferor nor the Partnership shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to, or commence litigation against, the third party from whom such consents, approvals, substitutions or amendments are requested. If the Transferor or the Partnership is


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unable to obtain any such required consent, approval, substitution or amendment, the Transferor (or its Affiliates) shall continue to be bound by such Commitments and, unless not permitted by Law or the terms thereof, the Partnership (or its Affiliates) shall, as agent for the Transferor (or its Affiliates) or as subcontractor, pay, perform and discharge fully all the obligations of the Transferor (or its Affiliates) thereunder from and after the Closing and indemnify and hold harmless the Transferor and the General Partner Parties from and against, all losses, claims, damages, taxes, liabilities and expenses whatsoever arising out of or in connection with the Partnership's (or its Affiliates') performance of or omission to perform its obligations thereunder and hereunder. The Transferor (or its Affiliates) shall, without further consideration, pay and remit to the Partnership (or its designee) promptly all money, rights and other consideration received in respect of such performance after payment of any taxes due from the Transferor (or its Affiliates) with respect to such receipt. The Transferor (or its Affiliates) shall exercise their rights and options under all such Commitments only as reasonably directed by the Partnership and at the Partnership's expense. If and when any such approval, consent or waiver shall be obtained or such Commitment shall otherwise become assignable or able to be novated, the assignment of the Assets and the assumption of the Assumed Liabilities related to such approval, consent or waiver or restriction on assignment and/or assumption shall become effective automatically as of the Effective Time, without further action on the part of the Transferor, the Partnership or any of their respective Affiliates, and without payment of further consideration. To the extent that the assignment of any Commitment or the proceeds thereof pursuant to this Section 3.1 is prohibited by Law, the assignment provisions of this paragraph shall operate to create a subcontract or agency with the Partnership to perform each relevant, unassignable Commitment, and the subcontract price shall be equal to the money, rights and other consideration received by the Transferor (net of any taxes imposed on the Transferor or any of its Affiliates with respect to such money, rights or other consideration) in respect of the performance by the Partnership under such subcontract.

               (c) If requested by the Transferor, the Partnership and the Transferor shall enter into the Agency Agreement as of the Closing Date. To the extent that a conflict exists between the Agency Agreement and this Agreement, the Agency Agreement shall control with respect to the subject matter thereof.

               (d) The Partnership shall, and the Transferor shall not (except as a Partner of the Partnership) report, for Federal income tax purposes, the income, gain, deduction and loss with respect to the Interests.

     4. Indemnification.

          4.1 Exculpation and Indemnification by the Transferors. The applicable Transferor shall, without any further responsibility or liability of, or recourse to, any of the Partnership Parties, absolutely and irrevocably be solely liable and responsible for the Excluded Liabilities. None of the Partnership Parties shall be liable to any of the General Partner Parties or any third parties for any reason whatsoever on account of any of the Excluded Liabilities.

     The applicable Transferor shall indemnify, defend, save and hold harmless each of the Partnership Parties from and against all claims, liabilities, obligations, losses, costs, costs of defense (as and when incurred), including expenses, fines, charges, penalties, allegations, demands, damages (including but not limited to actual, punitive or consequential, foreseen or unforeseen, known or unknown), settlements, awards or judgments of any kind or nature whatsoever and reasonable outside attorneys' and consultants' fees and expenses (collectively, "Losses"), to the extent arising out of (a) the Excluded Liabilities, (b) any failure of an applicable Transferor to comply with any applicable bulk sales law of any jurisdiction in connection with the transactions provided for in Section 2.1(a) or (c) the breach by the applicable Transferor of any of its obligations under this Agreement, all of which are hereinafter collectively referred to as the "Partnership Damages."

     Partnership Damages shall not be the subject of indemnification under this Agreement to the extent that any proceeds are received by, or on behalf of, Nat Pro, the Partnership or any of their subsidiaries or Affiliates, from any third party insurance policy or any insurance policy issued by any captive insurance company which is an Affiliate of Triarc (and are non-reimbursable by the Partnership or any of its subsidiaries or Affiliates (other than any such captive insurance company) under any self insurance policy).

          4.2 Exculpation and Indemnification by the Partnership. Upon, from and after the Effective Time, the Partnership shall, without any further responsibility or liability of, or recourse to, any of the General Partner Parties, absolutely and irrevocably assume and be solely liable and responsible for the Assumed Liabilities. Except with respect to the Notes which shall be recourse to the Managing General Partner (but not the Special General Partner) none of the General Partner Parties shall be liable to any of the Partnership Parties or any third parties for any reason whatsoever on account of any of the Assumed Liabilities.

     The Partnership shall indemnify, defend, save and hold harmless each of the General Partner Parties from and against all Losses, to the extent arising out of (a) the Assumed Liabilities or (b) the breach by any of the Partnership Parties of any of their obligations under this Agreement, all of which are hereinafter collectively referred to as the "General Partner Damages."

     General Partner Damages shall not be the subject of indemnification under this Agreement to the extent that, any proceeds are received by, or on behalf of, the Managing General Partner, the Special General Partner or by any of their subsidiaries or Affiliates, from any third party insurance policy or any insurance policy issued by any captive insurance company which is an Affiliate of Triarc (and are non-reimbursable by the Managing General Partner, the Special General Partner or any of their subsidiaries or Affiliates (other than any such captive insurance company) under any self insurance policy).

          4.3 No Effect on Other Agreements. It is acknowledged that after the Effective Time, the Parties may have arm's length negotiated business relationships, which relationships will be described in contracts, agreements and other documents entered into in the normal course of business. Such documents may include agreements by the Parties and their Affiliates to supply, after the Effective Time, materials, products, services and leases. Such business relationships shall not be subject to the indemnity provisions hereof, unless the parties expressly agree to the contrary in the agreements governing such relationships.

     5. Title Matters.

          5.1 Encumbrances. The transactions provided for in Section 2 are made expressly subject to (a) all recorded and unrecorded liens, encumbrances, agreements, defects, restrictions, adverse claims and all Laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Assets or the Business and operations conducted thereon or therewith, in each case to the extent the same are valid, enforceable and affect the Assets, including, without limitation, all matters that a current survey or visual inspection of the Assets would reflect,
(b) the Assumed Liabilities and (c) all matters contained in the Assignment and Assumption Agreement, the Assignment and Assumption Agreement--Service Assets, the Assignment and Assumption of Leases, the Trademark Assignment and the Deeds or other instruments of transfer referred to in this Agreement.

          5.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

               (a) EACH TRANSFEROR IS CONVEYING AND TRANSFERRING THE ASSETS TO THE PARTNERSHIP AND THE TRANSFERORS OR THE PARTNERSHIP IS CONVEYING AND TRANSFERRING THE SERVICE ASSETS TO THE PARTNERSHIP SUBSIDIARY "AS IS" WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY (ALL OF WHICH THE TRANSFERORS HEREBY DISCLAIM), AS TO (I) TITLE, (II) FITNESS FOR ANY PARTICULAR PURPOSE OR MERCHANTABILITY OR DESIGN OR QUALITY, OR (III) ANY OTHER MATTER WHATSOEVER. THE PROVISIONS OF THIS SECTION 5.2 HAVE BEEN NEGOTIATED BY THE TRANSFEROR, THE PARTNERSHIP AND THE PARTNERSHIP SUBSIDIARY AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES OF THE TRANSFERORS, OR THE PARTNERSHIP AS TRANSFEROR, WHETHER EXPRESS, IMPLIED OR

STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

               (b) The transfer of the Assets to the Partnership and of the Service Assets to the Partnership Subsidiary are made with full rights of substitution and subrogation of the Partnership and the Partnership Subsidiary, as the case may be, and all persons claiming by, through and under the transferee, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the applicable Transferor, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

               (c) The Parties agree that the disclaimers contained in this Section are "conspicuous" disclaimers. Any covenants implied by statute or by the use of the words "grant," "convey," "bargain," "sell," "assign," "transfer," "deliver," or "set over" or any of them or any other words used in this Agreement are hereby expressly disclaimed, waived and negated.

               (d) Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. The transferees of the Assets and the Service Assets hereby forever waive any claim or right of action which it now or in the future may ever have arising out of or in connection with any Law concerning the environmental condition of the Assets, and furthermore, hereby unconditionally releases the General Partner Parties from any and all liabilities, penalties, losses or other damages, for which the General Partner Parties may be otherwise responsible to pay pursuant to such Laws.

     6. Miscellaneous.

          6.1 Costs.

               (a) The Partnership (as transferee from the Transferor) and the Partnership Subsidiary (as transferee from either the Partnership or the Transferor) shall be responsible for, and shall pay directly to any designated third party, all Transfer Expenses.

               (b) If the Managing General Partner, the Special General Partner or any of their Affiliates have paid or in the future are required to pay any expenses, fees, costs or taxes that are the responsibility of the Partnership pursuant to clause (a) above, then the Partnership, shall reimburse the Managing General Partner, the Special General Partner or such Affiliate promptly upon request therefor.

          6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word "including" following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation," "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Except as otherwise expressly provided herein, any reference in this Agreement to any Transaction Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

          6.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

          6.4 No Third Party Rights. The provisions of this Agreement are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

          6.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

          6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflicts of law principles thereof.

          6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this

Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

          6.8 Deed; Bill of Sale; Assignment. To the extent required by applicable law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the Assets.

          6.9 Amendment or Modification. This Agreement may be amended or modified, or any provision waived or rescinded, from time to time only by the written agreement of the Parties directly bound by, or benefited from, the provisions in respect of which such amendment, modification, waiver or rescission is sought.

          6.10 Integration. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This Agreement and the Transaction Documents constitute an integrated agreement which contain the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement or the Transaction Documents unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                              NATIONAL PROPANE, L.P.


                              By:____________________________________
                                    Name:
                                    Title:



ATTEST:                       By:____________________________________
                                    Name:
                                    Title:


                              NATIONAL PROPANE CORPORATION


                              By:____________________________________
                                  Name:
                                  Title:



ATTEST:                       By:____________________________________
                                  Name:
                                  Title:

                              NATIONAL PROPANE SGP, INC.



                              By:____________________________________
                                  Name:
                                  Title:


ATTEST:                       By:____________________________________
                                  Name:
                                  Title:


                              NATIONAL SALES AND SERVICE, INC.


                              By:____________________________________
                                  Name:
                                  Title:


ATTEST:                       By:____________________________________
                                  Name:
                                  Title:

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


            On this _____ day of _______________, 1996, before me, a Notary
Public in and for said state, personally appeared ________________________, who being by me duly sworn did say that he is the ____________________________ of NATIONAL PROPANE CORPORATION, a Delaware corporation, and that the within instrument was signed in behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation for the purposes therein stated.

            IN WITNESS WHEREOF, I have hereunto set my and affixed my official seal, the day and year last above written.


                                  ______________________________________
                                  Printed Name:_________________________
                                  Notary Public in and for said State
                                  Commissioned in_______________________
                                  County


[SEAL]
My commission expires:
________________________

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


     On this _____ day of _______________, 1996, before me, a Notary Public in and for said state, personally appeared ________________________, who being by me duly sworn did say that he is the ____________________________ of NATIONAL PROPANE, L.P., a Delaware limited partnership, and that the within instrument was signed in behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation for the purposes therein stated.

     IN WITNESS WHEREOF, I have hereunto set my and affixed my official seal, the day and year last above written.



                                  ______________________________________
                                  Printed Name:_________________________
                                  Notary Public in and for said State
                                  Commissioned in_______________________
                                  County


[SEAL]
My commission expires:
________________________

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


     On this _____ day of _______________, 1996, before me, a Notary Public in and for said state, personally appeared ________________________, who being by me duly sworn did say that he is the ____________________________ of NATIONAL SALES AND SERVICE, INC., a Delaware corporation, and that the within instrument was signed in behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation for the purposes therein stated.

     IN WITNESS WHEREOF, I have hereunto set my and affixed my official seal, the day and year last above written.



                                  ______________________________________
                                  Printed Name:_________________________
                                  Notary Public in and for said State
                                  Commissioned in_______________________
                                  County


[SEAL]
My commission expires:
________________________

STATE OF NEW YORK       )
                        ) ss.
COUNTY OF NEW YORK      )


     On this _____ day of _______________, 1996, before me, a Notary Public in and for said state, personally appeared ________________________, who being by me duly sworn did say that he is the ____________________________ of NATIONAL PROPANE SGP, INC., a Delaware corporation, and that the within instrument was signed in behalf of said corporation and acknowledged said instrument to be the free act and deed of said corporation for the purposes therein stated.

     IN WITNESS WHEREOF, I have hereunto set my and affixed my official seal, the day and year last above written.



                                  ______________________________________
                                  Printed Name:_________________________
                                  Notary Public in and for said State
                                  Commissioned in_______________________
                                  County


[SEAL]
My commission expires:
________________________

                                 Schedule 1.1 to
                      Contribution and Assumption Agreement

                                     ASSETS

     "Assets" means all of the assets owned, leased or held by the Managing General Partner or the Special General Partner, as of the Effective Time, of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued or contingent, and wherever located, including, without limitation, all of the assets necessary to operate the Business as currently being operated by the Managing General Partner or the Special General Partner and all right, title and interest of the Managing General Partner or the Special General Partner in and to the following assets:

          (a) liquefied petroleum gas inventory (including propane and butane);

          (b) inventories and supplies of any kind (including appliance and parts inventories);

          (c) storage tanks and containers and propane cylinders (including those tanks, containers and cylinders located at customer locations);

          (d) office furniture, furnishings, computers, equipment, tools and machinery of any kind;

          (e) all real property, wherever located, together with all buildings, structures, improvements, equipment, appurtenances and fixtures of every kind or nature located thereon;

          (f) all rights in real property or personal property arising under leases, licenses, easements or other contracts or arrangements;

          (g) all motor vehicles, trailers, tanks, railcars and related equipment, whether owned or leased;

          (h) every contract, agreement, arrangement, grant, gift, trust or other arrangement or understanding of any kind;

          (i) any and all rights, claims and causes of action that the Managing General Partner or the Special General Partner may have under insurance policies (including policies provided by any captive insurance company that is an Affiliate of the Managing General Partner or the Special General Partner [or written self insurance policies of the General Partner]) or otherwise against any Person or property, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of the Managing General Partner or the Special General Partner as of the Effective Time, and such rights, claims or causes of action representing reimbursement or recovery of amounts actually paid by the Master Partnership or the Partnership after the Effective Time;

          (j) every right to sell or distribute any product or service;

          (k) all tradenames, trademarks, service marks, logos, marks and symbols of any kind, together with all goodwill associated therewith (including, without limitation, the National Propane(TM) trademark), patents, copyrights (including approvals for rights to acquire and other rights with respect to any of the foregoing), computer software and programs;

          (l) all know-how, technology, designs, plans, inventions, discoveries, formulae, every trade secret, every customer list and all other confidential information of every kind;

          (m) every customer relationship, employee relationship, supplier relationship and other relationship of any kind;

          (n) every business conducted prior to the Effective Time by the Managing General Partner or the Special General Partner;

          (o) every other proprietary right of any kind;

          (p) all governmental licenses, franchises, approvals, registrations, permits and authorizations of every kind;

          (q) all deposits, prepayments and prepaid expenses;

          (r) all rights under all covenants and warranties pertaining to the Assets, express or implied, that have heretofore been made by any predecessors in title of the Managing General Partner or the Special General Partner or by any third party manufacturers, suppliers and contractors; and

          (s) copies of all books, records, papers and instruments of the Managing General Partner or the Special General Partner, of whatever nature and wherever located, including, without limitation, accounting and financial records, documentation related to the Assets, customer correspondence/sales records and credit reports;

     provided, however, that notwithstanding anything to the contrary contained herein or in any of the Transaction Documents, the term Assets shall not include the Excluded Assets and the Excluded Assets shall be specifically excluded from the transactions contemplated by this Agreement.

                                 Schedule 1.2 to
                      Contribution and Assumption Agreement

                                 EXCLUDED ASSETS


     "Excluded Assets" means and includes the following:

     (1) Corporate seal, certificate or articles of incorporation, minute books, stock ledger records, books of account, and other records, papers and instruments of the Managing General Partner and the Special General Partner having to do with the corporate organization of the Managing General Partner or the Special General Partner;

     (2) Tax returns of the Managing General Partner and the Special General Partner;

     (3) All books and records which the Managing General Partner or the Special General Partner is required by law to retain;

     (4) All refunds and rights to refunds of taxes relating to the operation of the Business prior to the Effective Time, including, without limitation, any rights under any tax sharing agreement and all rights to any tax benefits attributable to expenses paid or incurred by the Business prior to the Effective Time but not deductible until after the Effective Time;

     (5) Any equipment, software or other assets or properties (tangible or intangible) which will be provided by the Managing General Partner or the Special General Partner pursuant to the Subsidiary Services Agreement;

     (6) All employee benefit plans and any pension assets arising out of or related to the employment of the employees or former employees of the Managing General Partner or the Special General Partner or any of its subsidiaries [other than Subsidiary Employees];

     (7) Furniture, fixtures and equipment located at the executive offices of the Managing General Partner in Cedar Rapids, Iowa;

     (8) $59.3 million of the Net Note Proceeds;

     (9) all amounts due from Triarc, including, without limitation, an intercompany note from Triarc in the aggregate principal amount of $30.0 million;

     (10) all employment agreements, collective bargaining agreements and other understandings, agreements or arrangements relating to employees or former employees of the Managing General Partner or any of its Subsidiaries [(other than any of the foregoing that relates to Subsidiary Employees)];

     (11) all rights of the Managing General Partner and the Special General Partner under this Agreement and any of the other Transaction Documents;

     (12) the real property owned by the Managing General Partner located at Marshfield, Wisconsin and the rights of the Managing General Partner under the Lease related thereto with the Operating Partnership;

     (13) the real property located in Callahan, Florida that is subject to a contract of sale; and

     (14) all shares of capital stock of the Special General Partner owned by the Managing General Partner.

                                 Schedule 1.3 to
                      Contribution and Assumption Agreement

                              EXCLUDED LIABILITIES


     "Excluded Liabilities" means and includes the following:

     (1) The federal, state and local income tax liabilities of the General Partner and its Affiliates (including all federal, state and local income tax liabilities attributable to the operation of the Business prior to the Effective
Time), including any such income tax liabilities of the Managing General Partner and its Affiliates that may result from the consummation of the transactions contemplated by this Agreement but excluding $______ accrued with respect to federal income taxes payable by the Managing General Partner to Triarc Companies, Inc. pursuant to a tax sharing agreement;

     (2) Claims, liabilities and obligations of the Managing General Partner which arise solely out of or from (a) the Excluded Assets or (b) the employees or former employees of the Managing General Partner or its subsidiaries (other than Subsidiary Employees).

                                 Schedule 1.4 to
                      Contribution and Assumption Agreement

                                 SERVICE ASSETS

     "Service Assets" means all assets used solely in the conduct of the appliance sales business, parts and fittings sales business and service labor business (the "Service Business") as currently being operated by the Managing General Partner or the Special General Partner in relation to its propane business including, but not limited to:

     (a) copies of all the books, records, papers and instruments of the Managing General Partner and the Special Partner of whatever nature and wherever located that relate to the Service Assets, including, without limitation, accounting and financial records, documentation related to the Service Assets, customer correspondence, sales records, credit reports, and other data relating to the Service Assets;

     (b) all inventory relating to the Service Business, including appliance accessories and salable L.P. gas parts and fittings;

     (c) every right to purchase, sell or distribute any appliances, parts or fittings or provide service relating to the Service Business;

     (d) all motor vehicles, trailers, tanks and related equipment relating to the Service Business;

     (e) all know-how, technology, designs, plans, inventions, discoveries, formulae, every trade secret, every customer list and all other confidential information of every kind relating to the Service Business;

     (f) every customer relationship, employee relationship, supplier relationship and other relationship of any kind relating to the Service Business;

     (g) all governmental licenses, franchises, approvals, registrations, permits and authorizations of every kind relating to the Service Business;

     (h) all deposits, prepayments and prepaid expenses relating to the Service Business; and

     [(i) all employment agreements, collective bargaining agreements and other understandings, agreements or arrangements relating to former employees of the Managing General Partner and the Special General Partner who will become employees of the Partnership Subsidiary;] and

     (j) all rights under all covenants and warranties pertaining to the Service Assets, express or implied, to the extent transferable, that have heretofore been made by any of the predecessors in title of the Managing General Partner or the Special General Partner or by any third party manufacturers, suppliers and contractors.